UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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MWI Veterinary Supply, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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651 S. Stratford Drive, Suite 100
Meridian, Idaho 83642

January 5, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of MWI Veterinary Supply, Inc. to be held at the Boise Centre On-The-Grove, 850 W. Front Street, Boise, Idaho 83702, on Wednesday, February 7, 2007, at 10 a.m. local time.

At the meeting you will be asked to vote for the election of our directors, ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2007, approve the Company’s Amended and Restated 2005 Stock-Based Incentive Compensation Plan and amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares. I encourage you to vote for the nominees for director, for the ratification of the appointment of Deloitte & Touche LLP, for the approval of the Company’s Amended and Restated 2005 Stock-Based Incentive Compensation Plan and for the approval of the increase in authorized shares.

Whether or not you are able to attend the meeting in person, your vote is important. I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope, or follow the telephone or internet voting instructions that appear on the enclosed proxy card.

Very truly yours,
MWI VETERINARY SUPPLY, INC.

John F. McNamara
Chairman

651 S. Stratford Drive, Suite 100
Meridian, Idaho 83642
Phone: (800) 824-3703
Fax: (208) 955-8999

Notice of Annual Meeting of Stockholders

To Our Stockholders:

You are invited to attend the MWI Veterinary Supply, Inc. 2007 Annual Meeting of Stockholders.

Date:                      February 7, 2007

Time:                     10:00 a.m. MST

Place:                   Boise Centre On-The-Grove
850 W. Front Street
Boise, Idaho  83702

Only stockholders who owned stock of record at the close of business on December 14, 2006 can vote at this meeting or any adjournments that may take place.

The purposes of the Annual Meeting are:

(1)         to elect seven directors, each for a term of one year or until their respective successors have been elected and qualified;

(2)         to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007;

(3)         to approve the Amended and Restated 2005 Stock-Based Incentive Compensation Plan;

(4)         to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares; and

(5)         to transact any other business that may properly come before the meeting.

We consider your vote important and encourage you to vote as soon as possible.

By Order of the Board of Directors,

Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer
January 5, 2007

651 S. Stratford Drive, Suite 100
Meridian, Idaho 83642
Phone:  (800) 824-3703
Fax:  (208) 955-8999
www.mwivet.com

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed on or about January 5, 2007, to owners of shares of MWI Veterinary Supply, Inc. (the “Company”) common stock in connection with the solicitation of proxies by the Board of Directors for the 2007 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy procedure is necessary to permit all holders of common stock, many of whom are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

CONTENTS

Page
Voting Procedures	2
Corporate Governance	3
Submission of Stockholder Proposals and Director Nominations	6
Election of Directors (Proposal 1 on Proxy Card)	6
Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 2 on Proxy Card)	8
Audit Committee Report	9
Compensation Committee Report	11
Executive Compensation	13
Approval of Amendment to the Company’s 2005 Stock-Based Incentive Compensation Plan to Permit Non-employee Directors to Participate and Receive Awards (Proposal 3 on Proxy Card)	15
Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares (Proposal 4 on Proxy Card)	22
Stock Performance Graph	24
Security Ownership of Certain Beneficial Owners and Directors and Officers	25
Certain Relationships and Related Transactions	26
Section 16(a) Beneficial Ownership Reporting Compliance	26
Employment, Separation and Change in Control Agreements	27
Compensation Committee Interlocks and Insider Participation	27
Householding	28
Other Business	28
Appendix A—MWI Veterinary Supply, Inc. Amended and Restated 2005 Stock-Based Incentive Compensation Plan	A-1

VOTING PROCEDURES

Your vote is very important.   Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to ensure that your shares will be represented. Most stockholders have a choice of voting by means of the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and internet access charges for which you will be responsible. Also note that proxies submitted by telephone or the Internet must be received by 11:59 p.m., EST, on February 6, 2007.

You may revoke this proxy at any time before it is voted by written notice to the Senior Vice President of Finance and Administration, Chief Financial Officer of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided or, if no directions are provided, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.

If you want to vote in person at the Annual Meeting and you hold shares of Company common stock in street name, you must obtain a proxy card from your broker and bring that proxy card to the Annual Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date.

Who can vote?   Stockholders as of the close of business on December 14, 2006 are entitled to vote. On that day, approximately 11,563,000 shares of common stock were outstanding and eligible to vote, and there were 24 record holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of MWI Veterinary Supply, Inc., 651 S. Stratford Drive, Suite 100, Meridian, Idaho beginning January 26, 2007. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

How does the Board of Directors recommend I vote?   The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, FOR the approval of the Company’s Amended and Restated 2005 Stock-Based Incentive Compensation Plan and FOR the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares.

What shares are included in the proxy card?   Each proxy card you receive represents all the shares of common stock registered to you in that particular account. You may receive more than one proxy card if you hold shares that are either registered differently or in more than one account. Each share of common stock that you own entitles you to one vote.

How do I vote by proxy?   Most stockholders have three ways to vote by proxy: by telephone, via the Internet or by returning the proxy card. To vote by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. To vote by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the postage-paid envelope provided. Do not return the proxy card if you vote via the Internet or by telephone.

How are votes counted?   The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Annual Meeting in person or by proxy. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. With respect to Item 1, because directors are elected by a plurality of the votes cast, abstentions will have no effect on the election of directors. Because Items 2, 3 and 4 require for their approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, any abstentions will have the effect of votes against and any broker non-votes will not have any effect on these Items.

Who will count the vote?   The Company’s Transfer Agent and Registrar, Wells Fargo Shareowner Services, will tally the vote.

Who is soliciting this proxy?   Solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the cost of preparing, assembling and mailing the notice of the Annual Meeting, proxy statement and proxy card. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s common stock.

What if I can’t attend the meeting?   If you are unable to attend the meeting in person and you intend to vote, you must vote your shares by proxy, via the Internet or by telephone by the applicable deadline.

CORPORATE GOVERNANCE

In accordance with the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although the Company’s non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

Independence.   The Board of Directors has determined that four of the Company’s seven directors are “independent” as defined in the applicable NASDAQ listing standards, including that each member is free of any relationship that would interfere with his individual exercise of independent judgment. The following directors were determined to be independent: Keith E. Alessi, John F. McNamara, A. Craig Olson and William J. Robison. In accordance with applicable NASDAQ listing standards, the Company is required to have a majority of independent directors.

Meetings of the Board of Directors and Stockholders.   It is the policy of the Board of Directors to meet at least quarterly. The Board of Directors held 17 meetings in fiscal year 2006. Each of the incumbent directors attended at least 75% of the Board of Directors meetings. Directors are encouraged to attend annual meetings of stockholders. An annual meeting of stockholders was held on February 9, 2006. From time to time during fiscal year 2006, the Board of Directors met in executive session without members of management present. It is the policy of the Board of Directors to hold regular executive sessions where non-management directors meet without management participation.

Corporate Governance Matters.   The Board of Directors adopted corporate governance guidelines in June 2005. Under these guidelines, directors are expected to advise the Chairman of the Board of Directors and the Chairman of the Corporate Governance and Nominating Committee prior to accepting any other public company directorship or any assignment to the Audit Committee or Compensation Committee of the Board of Directors of any public company of which such director is a member. Directors are also expected to report changes in their business or professional affiliations or responsibilities, including retirement. A director is expected to offer to resign if the Corporate Governance and Nominating Committee concludes that the director no longer meets the Company’s requirements for service on the Board of Directors. There are no pre-determined limitations on the number of other boards of directors on which the directors of the Company may serve; however, the Board of Directors expects individual directors to use judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors. As long as the Board of Directors is not classified, the Corporate Governance and Nominating Committee will review each director’s continuation on the Board of Directors annually.

Communications with the Board of Directors.   If you would like to communicate with the Company’s directors, please send a letter to the following address: MWI Veterinary Supply, Inc., Attention: Board of Directors c/o Senior Vice President of Finance and Administration, Chief Financial Officer, 651 S. Stratford Drive, Suite 100, Meridian, Idaho 83642. The Company’s Senior Vice President of Finance and Administration, Chief Financial Officer will review each such communication and forward a copy to each member of the Board of Directors.

Code of Conduct.   The Company is committed to ethical business practices. The Company originally published a corporate code of conduct in 2003, which has since been amended and restated. This code of conduct applies to all of the Company’s employees and directors and includes the code of ethics for the Company’s principal executive officer, principal financial officer and principal accounting officer within the meaning of the Securities and Exchange Commission (“SEC”) regulations adopted under the Sarbanes-Oxley Act of 2002. The Company’s corporate code of conduct can be found on the Company’s website at www.mwivet.com. Please note that none of the information on the Company’s website is incorporated by reference in this proxy statement.

Committees of the Board of Directors.   The Board of Directors currently has four standing committees. Charters for each of these committees can be found on the Company’s website at www.mwivet.com.

Audit Committee—The Audit Committee was established under a written charter adopted in June 2005 and which became effective as of the time the Company was first listed on NASDAQ, to provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to (i) the integrity of the Company’s financial statements and financial reporting process; (ii) systems of internal accounting and financial controls; (iii) performance of the Company’s internal audit function and independent auditors; (iv) the independent auditor’s qualifications and independence; (v) the annual independent audit of the Company’s financial statements; (vi) the legal compliance and ethics programs established by Company management and the Board of Directors; and (vii) the Company’s compliance with ethics policies and legal policies and regulatory requirements. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication among the Audit Committee, the independent registered public accounting firm, the internal auditors, and Company management. A detailed list of the Audit Committee’s functions is included in its charter.

The current members of the Audit Committee are Messrs. Alessi, McNamara, and Olson. The Board of Directors has determined in its business judgment that each member of the Audit Committee is financially literate and “independent” as defined in the applicable NASDAQ listing standards and the applicable rules under the Securities and Exchange Act of 1934 (the “Exchange Act”) as in effect on the date this proxy statement is first being mailed to stockholders. In addition, the Board of Directors has determined that Mr. Alessi and Mr. Olson each qualify as an audit committee “financial expert” as defined in Item 401(h) of Regulation S-K. On November 17, 2006, Mr. Olson was appointed Chairman of the Audit Committee to succeed Mr. Alessi, effective as of the date of the Annual Meeting. The Audit Committee held seven meetings during fiscal year 2006. Each of the incumbent committee members attended the meetings.

Compensation Committee—The Compensation Committee was established under a written charter adopted in June 2005 and effective as of the time the Company was first listed on NASDAQ, to discharge the Board of Directors’ responsibilities relating to the compensation of the Company’s Chief Executive Officer, the Company’s other executive officers and its directors. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity-based compensation plans and policies, including the 2002 Stock Option Plan and the 2005 Stock-Based Incentive Compensation Plan.

The current members of the Compensation Committee are Messrs. Alessi, McNamara and Robison. The Compensation Committee consists entirely of directors who the Board of Directors has determined in its business judgment are “independent” as defined in the applicable NASDAQ listing standards. The Compensation Committee held five meetings during fiscal year 2006. Each of the incumbent committee members attended the Compensation Committee meetings.

Corporate Governance and Nominating Committee—The primary function of the Corporate Governance and Nominating Committee, established under a written charter adopted in June 2005 and effective as of the time the Company was first listed on NASDAQ, is (i) to assist the Board of Directors by identifying individuals qualified to become Board of Directors members and members of Board of Directors committees, to recommend to the Board of Directors the director nominees for the next annual meeting of stockholders, and to recommend to the Board of Directors nominees for each committee of the Board of Directors; (ii) to lead the Board of Directors in its annual review of the Board of Directors’ and management’s performance; (iii) to monitor the Company’s corporate governance structure; and (iv) to periodically review and recommend to the Board of Directors any proposed changes to the Corporate Governance Guidelines applicable to the Company. The Corporate Governance and Nominating Committee identifies individuals, including those recommended by stockholders, believed to be qualified as candidates for Board of Directors membership. The Corporate Governance and Nominating Committee has the authority to retain search firms to assist it in identifying candidates to serve as directors. In addition to any other qualifications the Corporate Governance and Nominating Committee may in its discretion deem appropriate, all director candidates, at a minimum, (i) should possess the highest personal and professional ethics, integrity and values; (ii) should have substantial experience which is of particular relevance to the Company; and (iii) should have sufficient time available to devote to the affairs of the Company. In identifying candidates, the Corporate Governance and Nominating Committee will also take into account other factors it considers appropriate, which include ensuring that a majority of directors satisfy the independence requirements of NASDAQ, the SEC or other appropriate governing body and that the Board of Directors as a whole is comprised of directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions.

The Corporate Governance and Nominating Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources. Stockholder suggestions for nominees for director should be submitted to the Company’s Senior Vice President of Finance and Administration, Chief Financial Officer no later than the date by which stockholder proposals for action must be submitted and should include the following information: (a) the recommending stockholder’s name, address, telephone number and the number of shares of the Company’s stock held by such individual or entity and (b) the recommended candidate’s biographical data, statement of qualification and written consent to nomination and to serving as a director, if elected.

The current members of the Corporate Governance and Nominating Committee are Messrs. Alessi, McNamara and Robison. The Corporate Governance and Nominating Committee consists of three directors who the Board of Directors has determined in its business judgment are independent as defined in the applicable NASDAQ listing standards. The Corporate Governance and Nominating Committee held two meetings during fiscal year 2006. Each of the incumbent committee members attended the Corporate Governance and Nominating Committee meetings.

Finance Committee—The Finance Committee was established under a written charter adopted in November 2006. The primary functions of the Finance Committee are (i) to oversee and review the financial affairs of the Company; (ii) oversee the implementation of such plans; and (iii) to oversee all material potential business and financial transactions. The current members of the Finance Committee are Bruce C. Bruckmann, James F. Cleary, Jr., A. Craig Olson and Robert N. Rebholtz, Jr.

Director Compensation.   All non-employee directors received an annual retainer of $20,000, as recommended by the Compensation Committee on November 22, 2005 and approved by the Board of Directors, paid in quarterly installments. In addition, non-employee directors received $2,000 per board meeting attended and $1,000 per board conference call attended. Each non-employee director who serves on a committee received $1,000 per committee meeting attended and $500 per committee conference call attended. During fiscal year 2006, non-employee directors who served as committee chairs received $2,000 payable in quarterly installments.

SUBMISSION OF STOCKHOLDER PROPOSALS AND
DIRECTOR NOMINATIONS

Under the rules of the SEC, stockholders wishing to have a proposal included in the Company’s proxy statement for the 2008 annual meeting of stockholders must submit the proposal so that the Senior Vice President of Finance and Administration, Chief Financial Officer for the Company receives it no later than September 7, 2007. The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Under the Company’s Amended and Restated Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting. A stockholder wishing to make a nomination for election to the Board of Directors or to have a proposal presented at an annual meeting must submit written notice of such nomination or proposal so that the Senior Vice President of Finance and Administration, Chief Financial Officer of the Company receives it not less than 120 days prior to the date of the Company’s proxy statement released to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the Company did not hold an annual meeting the preceding year or if the date of an annual meeting is changed by more than 30 days from the date of the preceding year’s annual meeting, notice by the stockholder must be delivered within a reasonable time before the Company prints and mails its proxy materials in connection with an annual meeting. The Company’s Amended and Restated Bylaws set forth certain informational requirements for stockholders’ nominations of directors and proposals.

ELECTION OF DIRECTORS

PROPOSAL #1

The Company’s Amended and Restated Bylaws provide that the Company’s business shall be managed by a seven member Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors. The Company’s Board of Directors is currently comprised of seven members. Each director shall be elected annually and hold office until the Company’s next annual meeting or until a successor is duly elected and qualified or until his or her death, resignation or removal.

The Corporate Governance and Nominating Committee identifies and recommends director candidates to serve on the Board of Directors. Director candidates are then nominated for election by the Board of Directors. Stockholders are also entitled to nominate director candidates for election in accordance with the procedures set forth in the Company’s Amended and Restated Bylaws.

All of the director nominees are currently directors of the Company and have been recommended for election by the Corporate Governance and Nominating Committee. All nominees have consented to being named as nominees for directors of the Company and have agreed to serve if elected. If some or all of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any remaining nominee(s) and any substitute nominee(s) designated by the Board of Directors. In no event, however, will the shares represented by proxy be voted for more than seven nominees. Director elections are determined by a plurality of the votes cast.

Set forth below is information regarding each nominee for director.

Nominees For Directors

Keith E. Alessi has been a member of the Board of Directors since 2003. Mr. Alessi has been an Adjunct Professor of Law at The Washington and Lee University School of Law since 1999 and an Adjunct Lecturer at The University of Michigan Graduate School of Business since 2001. Mr. Alessi was the Chairman and Chief Executive Officer of Lifestyle Improvement Centers, LLC, a franchiser and operator of behavioral modification centers in the United States and Canada, from February 2003 to March 2006. Mr. Alessi is also a director and chairman of the audit committees for Town Sports International, Inc., an operator of health clubs in New York, Philadelphia, Boston, Washington and Zurich; H&E Equipment Services L.L.C., a servicer and renter of equipment used in the construction trades; and Nanocerox, Inc., a nanotechnology company. Mr. Alessi was previously Chief Executive Officer of Telespectrum Worldwide, Inc. from April 1998 to February 2000 and Jackson Hewitt, Inc. from May 1996 to April 1998. Mr. Alessi is a Certified Public Accountant. Age 51.

Bruce C. Bruckmann has been a member of the Board of Directors since June 2002. Mr. Bruckmann is a founder and has been a Managing Director of Bruckmann, Rosser, Sherrill & Co. L.L.C., a venture capital firm, since its formation in 1995. He served as an officer of Citicorp Venture Capital, Ltd. from 1983 through 1994. Prior to joining Citicorp Venture Capital, Ltd., Mr. Bruckmann was an associate at the New York law firm of Patterson, Belknap, Webb & Tyler. He received his Bachelor of Arts from Harvard College and his Juris Doctor from Harvard Law School. Mr. Bruckmann is also currently a director of Mohawk Industries, Inc., Town Sports International, Inc., and H&E Equipment Services L.L.C. Mr. Bruckmann is also a director of several private companies. Age 53.

James F. Cleary, Jr. has served as President since March 2000 and Chief Executive Officer since June 2002. Mr. Cleary has also been a member of the Board of Directors since June 2002. He joined MWI in January 1998 as Director of National Accounts and was promoted to Vice President of Demand Generation in 1999. Mr. Cleary was Vice President of Agri Beef Co., MWI’s former parent, from 1996 to 1998. From 1990 to 1996, Mr. Cleary was employed in management positions with Morrison Knudsen Corporation and its affiliate MK Rail Corporation. Mr. Cleary graduated from Dartmouth College in 1985 with a Bachelor of Arts in Economics and received his Masters of Business Administration from Harvard Business School in 1990. Mr. Cleary is also a member of the Board of Directors of Agri Beef Co. and Seroyal Holdings, L.P., and a manager of Feeders’ Advantage, L.L.C. Mr. Cleary is the brother-in-law of Mr. Rebholtz, one of the Company’s directors. Age 43.

John F. McNamara has been a member of the Board of Directors since June 2002 and Chairman since December 16, 2005. Mr. McNamara is the Founder and retired Chairman and Chief Executive Officer of AmeriSource Corporation, now a part of AmerisourceBergen Corporation. Mr. McNamara retired in May 2000. Prior to his work with AmeriSource Corporation, Mr. McNamara worked for McKesson Corporation for 20 years. He has served on numerous boards in an advisory capacity for both private and public companies. Mr. McNamara has also served as a Chairman of the International Federation of Pharmaceutical Wholesalers and Chairman of the National Wholesale Drug Association. Age 71.

A. Craig Olson has been a member of the Board of Directors since April 2006. Mr. Olson is the Managing Principal of The CAPROCK Group, Inc., an independent registered investment advisor. Prior to his work with The CAPROCK Group, Inc., Mr. Olson served as Executive Director and President and Member of the Board of the J.A. and Kathryn Albertson Foundation from 2002 to 2005. Mr. Olson also worked twenty-eight years from 1974 to 2001 with Albertson’s, Inc., a retail grocer, where he served in various executive and management positions, including Executive Vice President and Chief Financial Officer from 1999 to 2001, Senior Vice President, Finance and Chief Financial Officer from 1991 to 1999, and Group Vice President, Finance from 1986 to 1991. Mr. Olson graduated from the University of Idaho in 1974 with a Bachelors of Science in Accounting and attended Stanford University, Graduate School of Business, Financial Management program in 1988. Mr. Olson is a Certified Public Accountant. Age 55.

Robert N. Rebholtz, Jr. has been a member of the Board of Directors since June 2002. Mr. Rebholtz has been the President and Chief Executive Officer of Agri Beef Co. in Boise, Idaho since 1997. Mr. Rebholtz’s current responsibilities include the overall management of four divisions: beef processing/fabrication, specialty meat products, cattle supply operations, and liquid nutrition supplements. Mr. Rebholtz is also a director of Agri Beef Co. and the Bishop Kelly High School Board of Governance and a manager of Feeders’ Advantage L.L.C. In addition, Mr. Rebholtz is a member of the Idaho, Nevada, Washington and Kansas livestock state associations. Mr. Rebholtz graduated from the University of Santa Clara with a Bachelor of Arts in Finance in 1986 and received his Masters of Business Administration in 1992 from Harvard Business School. Mr. Rebholtz is the brother-in-law of Mr. Cleary, MWI’s President and Chief Executive Officer. Age 42.

William J. Robison has been a member of the Board of Directors since July 2006. Mr. Robison retired as Executive Vice President in charge of Human Resources for Pfizer, Inc. in 2001. Prior to that, Mr. Robison worked for Pfizer, Inc. from 1961, when he joined Pfizer, Inc. as a sales representative, until 2001, when he retired after serving as Executive Vice President for five years. Mr. Robison held various management positions, including General Manager of a pharmaceutical division, President of Pfizer Consumer Health Care Group, and later Executive Vice President. Mr. Robison serves on the Board of Directors for PeriCor Therapeutics, Inc., the Board of Trustees for the University of Louisiana-Monroe, and is a Founding Member for the Marine Corps Museum. Mr. Robison graduated from the University of Louisiana-Monroe with a Bachelor of Science in Mathemetics in 1958. Age 71.

The Board of Directors unanimously recommends a vote FOR each of the listed nominees.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL #2

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2007. Although action by the stockholders on this matter is not required, the Audit Committee and the Board of Directors believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by the stockholders, the Audit Committee may reconsider its selection.

One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Other Fees

Aggregate fees billed to the Company for the fiscal years ended September 30, 2006 and 2005 by the Company’s principal accounting firm, Deloitte & Touche LLP, were as follows:

	2006	2005
Audit Fees	$448,070	$162,070
Audit-Related Fees(1)	64,230	413,080
Tax Fees(2)	94,061	106,965
All Other Fees(3)	1,500	1,500
	$607,861	$683,615

(1)                The fees for fiscal year 2005 were for services related primarily to the Company’s initial public offering and consulting on financial accounting/reporting matters. The Audit-Related Fees also included an audit of the Company’s 401(k) and Health and Welfare Benefit plans for both fiscal year 2006 and fiscal year 2005. The fiscal year 2006 fees also included consultation relating to due diligence for the Northland Veterinary Supply, Ltd. acquisition, as well as other potential acquisitions.

(2)                Fees were for tax compliance and consulting services rendered to the Company.

(3)                Fees were for an annual subscription to an accounting literature research software program developed and maintained by Deloitte & Touche LLP.

The Audit Committee believes that Deloitte & Touche LLP’s provision of non-audit services is compatible with maintaining such firm’s independence.

Pre-approval of Services

All audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, require pre-approval by the Audit Committee in accordance with a pre-approval policy approved by the Audit Committee in October 2005. The policy (i) includes a list of the audit, audit-related, tax and other services that have been granted general pre-approval and may be provided without specific pre-approval from the Audit Committee; (ii) includes a list of non-audit services that may not be performed by Deloitte & Touche LLP; and (iii) sets forth the pre-approval requirements for all permitted services. The policy also requires the Company’s independent registered public accountant to provide the Audit Committee with a summary of all audit fees invoiced year-to-date at every regularly scheduled meeting of the Audit Committee. The pre-approval policy is reviewed on an annual basis by the Audit Committee and is subject to amendment from time to time. The Audit Committee approved all of the services provided by Deloitte & Touche LLP in fiscal year 2006 in advance of the services being performed.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Company’s Board of Directors. Management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company therein. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, and for reviewing the Company’s unaudited interim financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Committee will, however, take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The Audit Committee will select the “independent” registered public accounting firm to be retained to audit the Company’s financial statements and internal control over financial reporting, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records and financial controls of the Company and makes recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee is currently composed of three directors, all of whom the Board of Directors has determined to be independent as that term is defined by applicable NASDAQ listing standards and SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors in June 2005.

The Audit Committee will meet with management periodically to consider the adequacy of the Company’s internal controls, and discuss these matters with the Company’s independent registered public accounting firm. The Audit Committee will also discuss with senior management the Company’s disclosure controls and procedures.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s earnings release and quarterly report on Form 10-Q for the quarters ended December 31, 2005, March 31, 2006 and June 30, 2006 and the fiscal year earnings release and audited financial statements in the 2006 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles, as well as an opinion on management’s assessment of, and the effective operation of, the Company’s internal control over financial reporting. The Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, SEC Rule 2-07 and such other matters as are required to be discussed under auditing standards generally accepted in the United States of America. The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence, including the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its fiscal year 2006 audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the SEC.

The Audit Committee has selected the firm of Deloitte & Touche LLP as the independent registered public accounting firm to audit and report upon the Company’s financial statements and internal controls over financial reporting for fiscal year 2007. In making this selection, the Audit Committee has considered whether Deloitte & Touche LLP’s provision of services other than audit services is compatible with maintaining their independence.

AUDIT COMMITTEE
Keith E. Alessi, Chairman
John F. McNamara
A. Craig Olson

COMPENSATION COMMITTEE REPORT

Role of Committee

The Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and directors. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans and policies. The specific responsibilities and functions of the Compensation Committee are delineated in the Charter of the Compensation Committee. The Compensation Committee currently consists of three members, each of whom, in the judgment of the Board of Directors, was found to be “independent” as defined by the applicable NASDAQ listing standards.

The Compensation Committee’s objectives include (i) attracting and retaining exceptional individuals as executive officers and (ii) providing key executives with motivation to perform to the full extent of their abilities to maximize the performance of the Company and deliver enhanced value to the Company’s stockholders. The Compensation Committee attempts to achieve these objectives by annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other key executive officers of the Company, evaluating the performance of the Chief Executive Officer and other key executive officers in light of those goals and objectives, and determining and approving the compensation level of the Chief Executive Officer and other key executive officers based on this evaluation.

Components of Executive Compensation

Executive compensation consists primarily of an annual salary and an annual incentive bonus conditioned upon the performance of the Company. The Compensation Committee believes that it is important to place a significant portion of an executive officer’s total compensation at risk by tying such officer’s compensation directly to the performance of the Company.

Annual Salary.   An executive officer’s annual salary is established initially on the basis of subjective factors, including experience, individual achievements, the level of responsibility assumed at the Company and market compensation practices. Each executive officer’s annual salary is reviewed annually based on such executive officer’s past performance, expected future contributions, the scope and nature of the responsibilities of the executive officer, including any changes in such responsibilities, and compensation practices among competitive peers. Prior to the Company’s initial public offering, this annual review was completed by the Board of Directors, but is now undertaken instead by the Compensation Committee.

Annual Incentive Bonus.   The Compensation Committee believes that a portion of an executive officer’s compensation should be tied to the achievement of the Company’s performance goals in the form of an annual incentive bonus, in order to reward individual performance and Company success. In fiscal year 2006, the Board of Directors set target bonuses for the members of the Company’s senior management team at 50% of their respective base salaries based on achievement of specified financial targets related to the Company’s EBITDA and return on net assets. For fiscal year 2006, the Company’s EBITDA and return on net assets exceeded the targeted levels, and bonuses for fiscal year 2006 were paid in the first quarter of fiscal year 2007.

Equity Based Compensation.   In addition to annual salaries and incentive bonuses, the Compensation Committee also may in its discretion grant stock options or other equity compensation to executive officers and other employees of the Company in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value. Stock option grants allow the grantee to acquire shares of the Company’s common stock at the fair market value in effect on the date of grant. Stock options vest based upon the executive’s continued employment with the Company and achievement of such other terms and conditions as the Compensation Committee shall determine at the time of grant. The value received, if any, upon the exercise of an option is contingent upon the appreciation in value of the Company’s stock between the date of grant and the date of exercise. We made no stock-based compensation awards to any named executive officers in fiscal 2006.

Chief Executive Officer Compensation

James F. Cleary, Jr. has served as the Company’s President since March 2000 and as its Chief Executive Officer since June 2002. For fiscal year 2006, Mr. Cleary was paid an annual salary of $200,000, and was eligible to receive bonus compensation in an amount equal to 50% of his base salary based on achievement of specified financial targets related to the Company’s EBITDA and return on net assets. For fiscal year 2006, the Company’s EBITDA and return on net assets exceeded the targeted levels, and Mr. Cleary was paid a bonus of $100,000 in the first quarter of fiscal year 2007.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to any named executive officer in the course of a taxable year. To date, we have not exceeded the $1,000,000 limit for any executive, and the Compensation Committee believes that it is generally in the Company’s best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, the Compensation Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and other performance-based awards. However, notwithstanding this general policy, the Compensation Committee also believes that there may be circumstances in which the Company’s best interests are best served in maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

COMPENSATION COMMITTEE
John F. McNamara, Chairman
Keith E. Alessi
William J. Robison

EXECUTIVE COMPENSATION

The following tables summarize, for the periods indicated, the principal components of compensation for our Chief Executive Officer and each of the next four highest compensated executives for our fiscal years ended September 30, 2006, 2005 and 2004. We refer to these persons as our named executive officers.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary(1)	Bonus	Other Annual Compensation(2)	All Other Compensation(3)
James F. Cleary, Jr.	2006	$200,000	$100,000	$—	$14,007
President and Chief Executive	2005	169,158	84,666	7,000	12,543
Officer	2004	164,231	82,400	7,000	11,750
Mary Patricia B. Thompson	2006	135,000	67,500	—	11,810
Senior Vice President of Finance and	2005	112,189	56,178	—	10,063
Administration, Chief Financial	2004	107,621	54,017	—	9,896
Officer
Jeffrey J. Danielson	2006	134,916	56,458	6,500	11,455
Vice President of Sales	2005	125,485	54,814	6,500	10,788
	2004	121,554	52,960	6,500	9,104
James S. Hay	2006	123,551	61,776	—	11,086
Vice President and Chief	2005	119,818	59,976	—	10,759
Information Officer	2004	116,057	58,229	—	10,680
James M. Ross	2006	122,456	61,228	—	10,989
Vice President of Business	2005	118,756	59,445	—	10,664
Development	2004	115,028	57,713	—	10,586

(1)                For Mr. Danielson, “Salary” includes incentive amounts of $22,000 for fiscal year 2006 and $16,000 for each of the fiscal years 2005 and 2004, respectively, for reaching quarterly sales targets.

(2)                “Other Annual Compensation” represents amounts paid as automobile allowance.

(3)                “All Other Compensation” consists of:

•       matching contributions to our 401(k) plan for each named executive officer;

•       contributions to our defined contribution profit sharing plan for each named executive officer; and

•       insurance premiums paid by us on behalf of each named executive officer.

The following table shows the amount of each category of “All Other Compensation” received by each named executive officer in fiscal year 2006:

Name	401(k) Matching Contribution	Profit Sharing Plan Contribution(1)	Insurance Premiums
James F. Cleary, Jr.	$6,974	$7,008	$25
Mary Patricia B. Thompson	5,710	6,075	25
Jeffrey J. Danielson	5,689	5,741	25
James S. Hay	5,501	5,560	25
James M. Ross	5,453	5,511	25

(1)                Profit Sharing is paid based on calendar year wages. None of the named executives received profit sharing based on wages that exceeded the maximum annual allowable amount.

Option Grants in Last Fiscal Year

We did not grant any stock options to our named executive officers during fiscal year 2006.

Aggregated Option Exercises During 2006 and Year-End Option Values

The following table sets forth certain information concerning the number and value of unexercised options held by each of our named executive officers, as of September 30, 2006. No options were exercised by the named executive officers during fiscal year 2006. The value of in-the-money stock options represents the positive spread between the exercise price of stock options and the fair market value of the options, based upon the stock’s closing price of $33.53 as of September 30, 2006, minus the exercise price per share.

	Number of Securities Underlying Unexercised Options at September 30, 2006		Value of Unexercised In-the Money Options at September 30, 2006
Named Executive Officer	Exercisable	Unexercisable	Exercisable	Unexercisable
James F. Cleary, Jr.	39,286	21,153	$1,310,117	$705,415
Mary Patricia B. Thompson	39,286	21,153	1,310,117	705,415
Jeffrey J. Danielson	39,286	21,153	1,310,117	705,415
James S. Hay	39,286	21,153	1,310,117	705,415
James M. Ross	39,286	21,153	1,310,117	705,415

2002 Stock Option Plan

The Board of Directors ratified the adoption of our 2002 Stock Option Plan effective as of June 18, 2002 to provide our directors, executives and other key employees with additional incentives by allowing them to acquire an ownership interest in our business and, as a result, encouraging them to contribute to our success. The number of shares reserved under the plan may not exceed 543,955, after giving effect to a 5.5 for 1 common stock-split in the form of a stock dividend that was completed on July 28, 2005. The options granted under the plan are nonqualified stock options that have an exercise price per share equal to the price set at the time of grant by our Board of Directors or by a committee of the Board of Directors designated to administer the plan. The term of each option is also determined by our Board of Directors or by a designated committee of the Board of Directors but the term of any option may not exceed ten years from the date of grant.

AMENDMENT TO THE COMPANY’S 2005 STOCK-BASED INCENTIVE COMPENSATION PLAN
TO PERMIT NON-EMPLOYEE DIRECTORS TO PARTICIPATE AND RECEIVE AWARDS

PROPOSAL #3

The Board of Directors recommends that the Company’s 2005 Stock-Based Incentive Compensation Plan be amended to permit non-employee directors to participate and receive awards. The following description of this proposal is qualified in its entirety by reference to the proposed amendment to the Company’s 2005 Stock-Based Incentive Compensation Plan, set forth below.

At its meeting held on July 24, 2006, the Board of Directors adopted the Amended and Restated 2005 Stock-Based Incentive Compensation Plan to permit non-employee directors to participate and receive awards (as amended and restated, the “Plan”), subject to stockholder approval. The purpose of this amendment and restatement is to ensure that the Company has the ability to compensate non-employee directors in stock. Given the benefit of aligning the economic interests of directors with those of the Company’s stockholders and the desirability of using stock-based remuneration to attract and retain non-employee directors, the Board of Directors recommends to the stockholders the Plan so that non-employee directors of the Company will be eligible to receive such compensation.

The only effect of stockholder approval of the Plan would be to add non-employee directors as eligible to receive awards under the Plan. No change in the number of shares authorized under the Plan is proposed. As approved by the stockholders in 2005, the Plan authorizes issuance of up to 1,200,000 shares of the Company’s common stock (approximately 10% of the number of shares of common stock currently outstanding). As of December 14, 2006, 1,156,067 shares remained available for new awards.

On April 26, 2006, the Company granted 1,000 shares of restricted common stock under the Plan to A. Craig Olson, a non-employee director. On July 24, 2006, the Company granted 1,000 shares of restricted common stock under the Plan to William J. Robison, a non-employee director. Each of these grants is conditional upon stockholder approval of the Plan, and such grants shall be cancelled and such shares shall be forfeited in the event that the Plan is not approved. In the future, the Company intends to award additional grants of restricted stock on an on-going basis to non-employee directors.

General

The general purpose of the Plan is to assist the Company and its subsidiaries and affiliates in attracting and retaining valued employees and non-employee directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such employees and non-employee directors.

Summary of the Plan

The following general description of certain features of the Plan is not purported to be a complete description of all of the provisions of the Plan and is qualified in its entirety by reference to the Plan, which is attached hereto as Appendix A. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Plan.

General.   The Plan authorizes the grant of stock options, restricted stock and deferred stock (collectively, “Awards”). Options granted under the Plan may be either “incentive stock options” as defined in section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options, as determined by the Committee.

Number of Shares Authorized.   The number of shares of Company common stock initially available for Awards under the Plan is 1,200,000 shares, of which no more than 200,000 may be granted to any employee or non-employee director in any calendar year. All shares of common stock reserved under the Plan may be issued pursuant to incentive stock options.

If any Award is forfeited, or if any stock option terminates, expires or lapses without being exercised, shares of common stock subject to such Award will again be available for future grant. In addition, any shares under the Plan that are used to satisfy award obligations under the plan of another entity that is acquired by the Company will not count against the remaining number of shares available. Finally, if there is any change in the Company’s corporate capitalization, the Board of Directors shall make appropriate adjustment to the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it deems appropriate.

Administration.   The Plan is administered by a committee (the “Committee”) of the Board of Directors. The Committee’s powers include, but are not limited to, the power to:

•       interpret and administer the Plan;

•       adopt regulations for carrying out the Plan;

•       make changes in such regulations as it shall, from time to time, deem advisable;

•       select the individuals to whom Awards will be granted;

•       determine the type and amount of Awards to be granted to each individual;

•       establish the terms and conditions of Awards granted under the Plan; and

•       establish the terms of agreements which will be entered into with Award holders.

Eligibility.   The Plan provides that Awards may be granted to non-employee directors, officers and other key employees of the Company, a Subsidiary or an Affiliate.

Each Award granted under the Plan will evidenced by a written agreement between the holder and the Company, which will describe the Award and state the terms and conditions applicable to such Award. The principal terms and conditions of each particular type of Award are described below.

Performance Goals

The Award agreements may provide for vesting or earning the Award based on achievement of performance goals. Performance goals, the number of shares to which they pertain, and the time and manner of payment of the Award shall be specified in the Award agreement.

In the discretion of the Committee, all such Awards may be subject to goals that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based upon:

•       the price of common stock;

•       the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof);

•       sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof);

•       earnings per share of common stock;

•       return on stockholder equity of the Company;

•       costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof);

•       cash flow of the Company, its Subsidiaries or Affiliates (or any business unit thereof);

•       return on total assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof);

•       return on invested capital of the Company, its Subsidiaries or Affiliates (or any business unit thereof);

•       return on net assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof);

•       operating income of the Company, its Subsidiaries or Affiliates (or any business unit thereof); or

•       net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof) (“Performance Goals”).

Deferred Stock

In a deferred stock Award, the Company agrees to deliver, subject to certain conditions, a fixed number of shares of common stock to the holder at the end of a specified deferral period or periods. During such period, the holder has no rights as a stockholder with respect to any such shares. Deferred stock will not pay dividends. However, at the end of the deferral period, the holder will be credited with that number of additional whole shares of Company stock that can be purchased with the sum of the dividends that would have been paid with respect to the deferred stock. Provided that the applicable Performance Goals, if any, are satisfied, shares of common stock awarded pursuant to a deferred stock Award shall be issued and delivered at the end of a deferral period as specified in the deferred stock agreement evidencing such Award.

Restricted Stock

In a restricted stock Award, the Committee grants to a holder shares of common stock that are subject to certain restrictions, including forfeiture of such stock upon the happening of certain events. Shares are issued at the time of grant, but held by the Company and delivered to the holder at the end of a restriction period specified in the Award agreement provided that the applicable Performance Goals, if any, are satisfied. During the restriction period, holders of restricted stock have the right to receive dividends from and to vote the shares of restricted stock.

Options

Options granted under the Plan may be either incentive stock options or non-qualified stock options (collectively “Options”). Each Option agreement will specify the exercise price, the type of Option, the term of the Option, the date when the Option will become exercisable and any applicable Performance Goals. Each grant of Options shall specify the length of service and/or any applicable Performance Goals that must be achieved before it becomes exercisable. Incentive stock options may only be granted to employees, shall only be transferable by will or under the laws of descent and distribution, and, during the holder’s lifetime, may only be exercised by the holder. No Award of incentive stock options may permit the fair market value of any such Options becoming first exercisable in any calendar year to exceed $100,000.

Exercise Price.   The Committee will determine the exercise price of an Option at the time the Option is granted. The exercise price under an incentive stock option or non-qualified stock option will not be less than 100% of the fair market value of common stock on the date the Option is granted. However, any holder who owns more than 10% of the combined voting power of all classes of the Company’s outstanding common stock (a “10% Stockholder”) will not be eligible for the grant of an incentive stock option unless the exercise price of the incentive stock option is at least 110% of the fair market value of the common stock on the date of grant.

Consideration.   The means of payment for shares issued upon exercise of an Option will be specified in each Option agreement and generally may be made by the holder in cash or with the Committee’s consent, in whole or in part with shares of common stock which has been held by the holder for at least six months. With the Committee’s consent, the holder may pay the option price for a non-qualified option in whole or in part in restricted stock, which has been held by the holder for at least six months, based on the fair market value of the restricted stock on the exercise date. However, the common stock obtained through the exercise of the option shall be subject to the same restrictions as the transferred restricted stock.

Term of the Option.   The term of an Option granted under the Plan will be no longer than ten years from the date of grant. In the case of an incentive stock option granted to a 10% Stockholder, the term will be no longer than five years from the date of grant.

General Provisions

Vesting.   Any Award may provide for full vesting, early exercise rights or termination of a restriction or deferral period in the event of a Change in Control or similar transaction or event.

Nontransferability of Awards.   In general, during a holder’s lifetime, his or her Awards shall be exercisable only by the holder and shall not be transferable other than by will or laws of descent and distribution. However, the Committee may provide for limited lifetime transfers of Awards, other than incentive stock options, to certain family members, trusts for the benefit of family members, or partnerships in which such family members are the only partners. In addition, the Committee may provide in any Award agreement terms and conditions under which the holder must sell or offer to sell any Awards, whether or not vested, and any common stock acquired pursuant to an Award to the Company.

Termination of Employment or Service as a Director.   Each Option agreement shall provide rules for the exercise of such Option following termination of employment for any reason, which may include, but not be limited to, death, disability, termination for Cause or retirement. The Committee may take actions and provide in Award agreements for such post-termination rights which it believes equitable under the circumstances or in the best interests of the Company with respect to Awards that are not fully vested at the time of a holder’s termination.

Change in Control

In the event of a Change in Control, the Committee may take one or more of the following actions: (i) fully vest all Awards made under the Plan, (ii) cancel any outstanding Awards in exchange for a cash payment of an amount equal to the difference between the then fair market value of the stock underlying the Award less the option or base price of the Award, (iii) after having given the holder a chance to exercise any outstanding Options, terminate any or all of the holder’s unexercised Options, or (iv) if the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding Awards with comparable Awards.

As defined in the Plan, the term “Change in Control” means,

a)               the acquisition in one or more transactions by any “Person” (as such term is used for purposes of section 13(d) or section 14(d) of the 1934 Act) but excluding, for this purpose, the Company or its Subsidiaries, any stockholder of the Company immediately prior to the consummation of the Company’s Initial Public Offering or any employee benefit plan of the Company or its Subsidiaries, of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);

b)              the individuals who, as of the effective date of the Plan, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board of Directors that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the “Incumbent Board” shall mean the Board of Directors as so reduced;

c)               a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation;

d)              a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

e)               acceptance by stockholders of the Company of shares in a share exchange if the stockholders of the Company immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange.

Effective Date, Amendments, and Termination of the Plan.   The Plan has been adopted by the Board of Directors and will be effective upon its approval by the Company’s stockholders. The Board of Directors has the authority to amend or terminate the Plan at any time; provided, however, that stockholder approval is required for any amendment which (i) increases the number of shares available for Awards under the Plan (other than to reflect a change in the Company’s capital structure), (ii) decreases the price at which Awards may be granted, or (iii) as otherwise required by applicable law, regulation, or rules of any stock exchange or automated quotation system on which the common stock may then be listed or quoted. The Plan will terminate automatically ten years after its adoption by the Board of Directors.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to holders of Awards. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a holder based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a holder.

Holders are urged to consult their own tax advisors with respect to the particular federal income tax consequences to them of participating in the plan, as well as with respect to any applicable state or local income tax or other tax considerations.

Deferred Stock

A holder realizes no taxable income and the Company is not entitled to a deduction when a deferred stock Award is made. When the deferral period for the Award ends and the holder receives shares of common stock, the holder will realize ordinary income equal to the fair market value of the shares at that time, and, provided that certain requirements of the Code are met, the Company will be entitled to a corresponding deduction. A holder’s tax basis in shares of common stock received at the end of a deferral period will be equal to the fair market value of such shares when the holder receives them. Upon sale of the shares, the holder will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the holder’s hands.

Restricted Stock

Shares of restricted stock received pursuant to Awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a holder who receives such shares of restricted stock does not make the election described below, the holder realizes no taxable income upon the receipt of shares of restricted stock and the Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the holder will realize ordinary income equal to the fair market value of the shares at that time, and, provided that certain requirements of the Code are met, the Company will be entitled to a corresponding deduction. Generally, during the restriction period, dividends paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the holder. A holder’s tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the holder’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the holder will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the holder’s hands.

Holders receiving shares of restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the holder elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the holder receives them (valued without taking the restrictions into account), and the Company will be entitled to a corresponding compensation deduction at that time. By making a Section 83(b) election, the holder will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made will be treated as dividend income, assuming the Company has adequate current or accumulated earnings and profits. The holder’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the holder, and the holder’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Company, the holder will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the holder upon the making of the Section 83(b) election. To make a Section 83(b) election, a holder must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received, and the holder must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Non-Qualified Options

A holder realizes no taxable income and the Company is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a non-qualified option, a holder will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and, provided that certain requirements of the Code are met, the Company will be entitled to a corresponding deduction. A holder’s tax basis in the shares of common stock received upon exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the holder’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a non-qualified option, the holder will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the holder’s tax basis in such shares.

Under the Plan, non-qualified options may, with the consent of the Committee, be exercised in whole or in part with shares of common stock held by the holder. Such an exercise will be treated as a tax-free exchange of the shares of common stock surrendered for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. The fair market value of shares of common stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the non-qualified option.

Incentive Stock Options

A holder realizes no taxable income and the Company is not entitled to a deduction when an incentive stock option is granted or exercised. Provided the holder meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a holder upon sale of the shares received upon exercise will be long-term capital gain or loss, and the Company will not be entitled to a deduction. If, however, the holder disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the holder will realize ordinary income at that time equal to the excess of the amount realized upon such disposition (or, if less, the fair market value of the shares at the time of exercise of the incentive stock option) over the exercise price of the incentive stock option. Any amount realized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sales price is less than the exercise price of the incentive stock option, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Under the Plan, incentive stock options may, with the consent of the Committee, be exercised in whole or in part with shares of common stock held by the holder. Such an exercise will be treated as a tax-free exchange of the shares of common stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero.

Section 162(m) Limitations on Compensation Deductions

Pursuant to Section 162(m) of the Code, a publicly-held corporation may be denied a deduction for compensation paid in any one taxable year in excess of $1 million to a “covered employee” unless the compensation properly qualifies as “performance based compensation” subject to certain requirements. A covered employee for this purpose is the chief executive officer of the corporation and each of the four other most highly compensated officers of the corporation, as reported to stockholders under the Securities Exchange Act of 1934. The Company expects that grants of Awards to persons who may be covered employees will meet the applicable requirements for performance based compensation and that, as a result, compensation that is otherwise deductible under the Code will not be subject to limitation under Section 162(m) of the Code.

Withholding

Holders are responsible for making appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of common stock pursuant to the Plan. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes. In the case of the payment of Awards in common stock or the exercise of Options, the Company shall, at the election of the holder, have the right to retain the number of shares of common stock whose fair market value equals the withholding tax obligation of such holder.

New Plan Benefits

The following table lists stock grants made by the Company that are conditional upon stockholder approval of the Plan. If stockholder approval of the Plan is not obtained, the shares represented below will be forfeited. Because any other benefits under the Plan will depend on the actions of the Committee and the value of the Company’s common stock, it is not possible to determine any other benefits that will be received if the Plan is approved by the stockholders.

2005 STOCK-BASED COMPENSATION PLAN
AS AMENDED AND RESTATED

	Restricted Stock
Name and Position	Dollar Value	Number of Shares
Non-Executive Director Group	$36.60	1,000	(1)
	33.02	1,000	(2)

(1)                On April 26, 2006, the Company made a conditional grant of 1,000 shares of restricted common stock under the Plan to A. Craig Olson, a non-employee director of the Company.

(2)                On July 24, 2006, the Company made a conditional grant of 1,000 shares of restricted common stock under the Plan to William J. Robison, a non-employee director of the Company.

The Board of Directors unanimously recommends a vote FOR the proposal to amend the 2005 Stock-Based Incentive Compensation Plan to permit non-employee directors to participate and receive awards.

AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

PROPOSAL #4

The Board of Directors recommends that Article IV of the Company’s Amended and Restated Certificate of Incorporation be amended to increase the number of shares of authorized common stock by 20,000,000 shares, from 20,000,000 shares, par value $0.01, to 40,000,000 shares, par value $0.01, thereby increasing the total number of authorized capital stock from 21,000,000 shares, par value $0.01, to 41,000,000 shares, par value $0.01. The following description of this proposal is qualified in its entirety by reference to the proposed amendment to Article IV of the Company’s Amended and Restated Certificate of Incorporation, set forth below.

At its meeting held on July 24, 2006, the Board of Directors adopted a resolution recommending to the stockholders an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of authorized capital stock from 21,000,000 shares, par value $0.01, to 41,000,000 shares, par value $0.01. These shares would consist of 40,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share.

As of December 14, 2006, the Company’s authorized capital stock consisted of 20,000,000 shares of common stock, par value $0.01, of which 11,563,152 shares of common stock were issued and outstanding on December 14, 2006 and 1,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding on December 14, 2006.

The Amendment will not have any material impact on the aggregate capital represented by the shares of capital stock for financial statement purposes.

Reasons for the Amendment

There are several reasons why the Company is seeking approval from its stockholders for the amendment to increase the authorized shares. One reason is to facilitate a potential future stock-split of the shares of common stock. The Board of Directors may approve a stock-split in the future if it believes at such time that the per share price level of the shares of common stock has reduced the effective marketability of such shares. An increase in the number of shares of common stock resulting from a stock-split would decrease the per share price of the shares of common stock, which may encourage greater interest in the new shares of common stock authorized and could possibly promote greater liquidity for the Company’s stockholders. In the event of such a stock-split there would, however, be no assurance that the favorable effect described above will occur, or that a decrease in the price per share of newly authorized shares of common stock resulting from a stock-split would be maintained for any period of time.

Although the Company has no current plans, has made no arrangements and has not entered into any understandings whereby it would be required to issue any of the additional shares of common stock created by the Amendment for any specific purpose, the Board of Directors believes that it is in the best interests of the Company to affect the increase in the capital stock as stated above in order to meet possible contingencies and opportunities for which the issuance of shares may be deemed advisable. From time to time the Company has given, and in the future is likely to give, consideration to the feasibility of obtaining funds for appropriate corporate objectives through the public sale of equity securities. Because questions of timing are always central to whether or on what basis public financing is to be undertaken, the Company wishes to obtain maximum flexibility in this regard by increasing its authorized capital stock at this time, thereby avoiding the need for, and the expense and delay occasioned by, a special stockholders’ meeting to take similar actions at a later time. It is intended that the additional shares of common stock created by the Amendment would be subject to issuance at the discretion of the Board of Directors from time to time for any proper corporate purpose without further action by the stockholders, except as may be required by law or regulation or by the rules of The Nasdaq Stock Market Inc. or any stock exchange on which the Company’s securities may then be listed.

The Board of Directors also believes that it is desirable to increase the number of authorized capital stock of the Company in order to have such stock available for future use in connection with possible acquisitions, financing, employee benefit plans, stock dividends or other purposes.

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation. If the amendment to Article IV of the Company’s Amended and Restated Certificate of Incorporation is authorized, the first paragraph of Article IV will read as follows:

The total number of shares of capital stock which the Corporation shall have the authority to issue is 41,000,000 shares, divided into two classes consisting of 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) and 40,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”).

The Board of Directors unanimously recommends a vote FOR the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on $100 invested at the market close on August 2, 2005, the date the Company’s initial public offering was priced for initial sale, through and including December 14, 2006, the Company’s record date for its 2007 annual stockholders meeting, with the cumulative return for the same time period on the same amount of investment in the Russell 2000 Index and a Peer Group Index consisting of 10 companies that compete or operate in a comparable industry as the Company. The chart below the graph sets forth the actual numbers depicted in the graph.

CUMULATIVE TOTAL RETURN AMONG MWI VETERINARY SUPPLY, INC.,
RUSSELL 2000 INDEX AND PEER GROUP

	8/2/2005	9/30/2005	12/31/2005	3/31/2006	6/30/2006	9/30/2006	12/14/2006
MWI Veterinary Supply, Inc.	$100.00	$117.35	$151.82	$193.53	$214.29	$197.24	$186.24
Russell 2000 Index	100.00	96.99	97.78	111.13	105.25	105.39	115.35
Peer Group(1)	100.00	101.34	108.88	124.15	109.83	119.58	120.85

(1)                Peer Group consists of AmerisourceBergen Corp. (ABC), Cardinal Health Inc. (CAH), Henry Schein Inc. (HSIC), IDEXX Laboratories Inc. (IDXX), Owens & Minor Inc. (OMI), McKesson Corp. (MCK), Patterson Companies Inc. (PDCO), PetMed Express Inc. (PETS), PSS World Medical Inc. (PSSI), and VCA Antech Inc. (WOOF).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND DIRECTORS AND OFFICERS

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of December 14, 2006 by (i) each person, or group of affiliated persons, who is known by the Company to own more than 5% of its common stock; (ii) each of the Company’s directors and executive officers; and (iii) all directors and executive officers of the Company as a group. The information provided in the table is based on our records, information filed with the SEC and information provided to the Company.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of the Company’s common stock subject to options currently exercisable or exercisable within 60 days of December 14, 2006, are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon 11,563,152 shares of common stock outstanding as of December 14, 2006. To the knowledge of the Company, except as set forth in the footnotes to this table and subject to applicable community property laws, each entity or person named in the table has sole voting and investment power with respect to the shares set forth opposite such entity’s or person’s name. Except as otherwise indicated, the address of each of the entities and persons in this table is as follows: c/o MWI Veterinary Supply, Inc., 651 S. Stratford Drive, Suite 100, Meridian, Idaho 83642.

5% Beneficial Owners, Directors, Executive Officers	Options Exercisable Within 60 Days	Number of Shares Beneficially Owned, Including Options Exercisable Within 60 Days	Percent of Shares Outstanding
Bruckmann, Rosser, Sherrill & Co. II, L.P.(1) c/o BRS, L.L.C. 126 East 56th Street New York, New York 10022	—	2,157,927	18.7%
Massachusetts Financial Services Company(2) 500 Boylston Street Boston, MA 02116-3741	—	1,003,750	8.7%
Agri Beef Co. 1555 Shoreline Drive, Third Floor Boise, Idaho 83702	—	727,346	6.3%
Bruce C. Bruckmann(3)(4)	—	2,185,784	18.9%
Robert N. Rebholtz, Jr.(5)	—	731,096	6.3%
James F. Cleary, Jr.	39,286	200,153	1.7%
John F. McNamara	—	47,222	*
Keith E. Alessi	—	29,771	*
A. Craig Olson	—	2,000	*
William J. Robison	—	2,000	*
Mary Patricia B. Thompson(6)	39,286	92,834	*
James M. Ross	39,286	89,088	*
James W. Culpepper	39,286	67,317	*
John R. Ryan	39,286	61,788	*
Jeffrey J. Danielson	39,286	58,524	*
James S. Hay	39,286	49,759	*
Bryan P. Mooney	12,000	16,750	*
John J. Francis	—	5,000	*
All directors and executive officers as a group (15 persons)	287,002	3,639,086	30.7%

*                    Represents beneficial ownership of less than one percent.

(See notes on following page.)

(1)                Bruckmann, Rosser, Sherrill & Co. LLC, or BRS LLC, is the general partner of Bruckmann, Rosser, Sherrill & Co. II, L.P., or BRS, and by virtue of such status may be deemed to be the beneficial owner of the shares held by BRS. Mr. Bruckmann is a member and manager of BRS LLC, and does not individually have the power to direct or veto the voting or disposition of shares held by BRS. BRS LLC expressly disclaims beneficial ownership of the shares held by BRS.

(2)                Based solely on Schedule 13G filed on February 14, 2006.

(3)                Includes 2,157,927 shares of common stock owned by BRS.

(4)                Mr. Bruckmann may be deemed to share beneficial ownership of the shares held by BRS by virtue of his status as a member and manager of BRS LLC. Mr. Bruckmann expressly disclaims beneficial ownership of any shares held by BRS that exceed his pecuniary interest therein. The members and managers of BRS LLC share investment and voting power with respect to securities owned by BRS, but no individual controls such investment or voting power.

(5)                Includes 727,346 shares of common stock owned by Agri Beef Co., of which Mr. Rebholtz is a principal stockholder, director, President and Chief Executive Officer. Mr. Rebholtz expressly disclaims beneficial ownership of any shares held by Agri Beef Co. that exceed his pecuniary interest therein.

(6)                Includes 666 shares of common stock owned on behalf of Ms. Thompson’s children.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Feeders’ Advantage, L.L.C.

MWI Veterinary Supply Co., a subsidiary of the Company, and Agri Beef, hold 50.0% and 4.2%, respectively, of the membership interests in Feeders’ Advantage, L.L.C. (“Feeder’s Advantage”). The Company charged Feeders’ Advantage for certain operating and administrative services of $591,349 for the fiscal year ended September 30, 2006. Sales of products to Feeders’ Advantage were $34.1 million for the fiscal year ended September 30, 2006. Mr. Cleary, the Company’s President and Chief Executive Officer, and Mr. Rebholtz, one of the Company’s directors, are each members of the board of managers of Feeders’ Advantage.

The Company also provides Feeders’ Advantage with a line-of-credit to finance its day-to-day operations. This line-of-credit bears interest at the prime rate. The interest due on the line-of-credit is calculated and charged to Feeders’ Advantage on the last day of each month. Conversely, to the extent the Company has a payable balance due to Feeders’ Advantage, the payable balance accrues interest in favor of Feeders’ Advantage at the average federal funds rates in effect for that month.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers and directors and by certain beneficial owners of the Company’s common stock. Based solely on a review of reports filed by these persons or entities, all Section 16(a) filing requirements have been met with respect to fiscal year 2006, except for the following:

•       William J. Robison filed a Form 4 on August 10, 2006 for transactions that occurred on August 4, 2006;

•       William J. Robison filed a Form 3 on August 10, 2006 that was due on August 7, 2006;

•       Bruckmann, Rosser, Sherrill & Co. II, L.P. filed a Form 4 on July 28, 2006 for transactions that occurred on July 25, 2006.

EMPLOYMENT, SEPARATION AND CHANGE IN CONTROL AGREEMENTS

Executive Stock Agreements

Each of our named executive officers is party to an executive stock agreement. The executive stock agreement provides that if the executive’s employment is terminated for any reason other than for cause or pursuant to a voluntary termination that does not occur within 90 days of a good reason event (defined to include relocation of our executive offices by more than 75 miles or a material reduction in the executive’s responsibilities or compensation), we are required to continue to pay the executive’s base salary for a period of twelve months after termination. The executive stock agreement also provides that the executive will not compete against us during the term of the executive’s employment and for one year thereafter (two years in the case of Mr. Cleary). We are not required to make any severance payment if we provide the executive with written notice within 15 days of the executive’s termination that we have elected to waive the covenant not to compete against us.

On June 18, 2002, pursuant to the executive stock agreements, each of our named executive officers purchased shares of our common stock at a price of $0.18 per share. The purchased common stock vested at a rate of 20% per year on each of the first five anniversaries of June 18, 2002, provided the executive was still employed on that date. All the purchased common stock fully vested upon consummation of the Company’s initial public offering in August 2005.

The executive stock agreements also include the grant of four separate nonqualified stock options to purchase 12,088 and one separate nonqualified stock option to purchase 12,087 shares of our common stock to each of our executives. The first of these options was eligible to begin vesting on September 30, 2002 if certain EBITDA and return on net assets targets set forth in the executive stock agreements were achieved by that date. Another option was eligible to begin vesting on each of September 30, 2003, 2004, 2005 and 2006, respectively, based on the achievement of certain EBITDA and return on net assets targets set forth in the executive stock agreements. The EBITDA and return on net assets targets for each of September 30, 2002, 2003, 2004, 2005, and 2006 have been achieved. The options eligible to begin vesting on September 30, 2002, 2003 and 2004, respectively, each vest at the rate of 20% per year beginning on September 30, 2003, 2004 and 2005, respectively. The options eligible to begin vesting on September 30, 2005 and 2006, respectively, vest at the rate of 25% and 33.33% per year, respectively, beginning on September 30, 2006 and 2007, respectively. At the time of the consummation of the Company’s initial public offering, each of the options granted under the executive stock agreements that were eligible to begin vesting on each of September 30, 2002, 2003 and 2004 became fully vested.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During fiscal year 2006, none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company. None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company in which the amount involved exceeds $60,000. None of our executive officers served on the Compensation Committee (or another Board of Directors committee with similar functions or, if none, the entire Board of Directors) of another entity where one of that entity’s executive officers served on our Compensation Committee. None of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and none of our executive officers served on the Compensation Committee or the entire Board of Directors of another entity where one of that entity’s executive officers served as a director on our Board of Directors, other than Mr. Cleary, the Company’s President and Chief Executive Officer, who is a director of Agri Beef. Mr. Rebholtz, one of the Company’s directors, is the President and Chief Executive Officer of Agri Beef. Neither Mr. Cleary nor Mr. Rebholtz served on the Compensation Committee in fiscal year 2006.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, MWI Veterinary Supply, Inc., 651 S. Stratford Drive, Meridian, ID 83642; Telephone: 800-824-3703; E-mail: investorrelations@mwivet.com. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent as recommended by the Board of Directors.

By Order of the Board of Directors

Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer
January 5, 2007

Appendix A

MWI VETERINARY SUPPLY, INC.
2005 STOCK-BASED INCENTIVE COMPENSATION PLAN
Adopted July 28, 2005
AS AMENDED AND RESTATED, EFFECTIVE JULY 24, 2006

1.                 Purpose of the Plan

The purpose of this Amended and Restated Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Employees and Directors by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such Employees and Directors.

2.                 Definitions

2.1   “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2   “Award” means an award of Deferred Stock, Restricted Stock, or Options under the Plan.

2.3   “Board” means the Board of Directors of the Company.

2.4   “Cause” means: (i) the Holder’s willful misconduct or gross negligence in connection with the performance of the Holder’s duties for the Company, its Subsidiaries or Affiliates; (ii) the Holder’s conviction of, or a plea of nolo contendere to, a felony or a crime involving fraud or moral turpitude; (iii) the Holder’s engaging in any business that directly or indirectly competes with the Company, its Subsidiaries or Affiliates; or (iv) disclosure of trade secrets, customer lists or confidential information of the Company, its Subsidiaries or Affiliates to a competitor or unauthorized person.

2.5   “Change in Control” means:

(a)    the acquisition in one or more transactions by any “Person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the 1934 Act) but excluding, for this purpose, the Company or its Subsidiaries, any Stockholder of the Company immediately prior to the consummation of the Company’s Initial Public Offering or any employee benefit plan of the Company or its Subsidiaries, of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);

(b)   the individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced;

(c)    a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation;

(d)   a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

(e)    acceptance by stockholders of the Company of shares in a share exchange if the stockholders of the Company immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange.

2.6   “Code” means the Internal Revenue Code of 1986, as amended.

2.7   “Committee” means the Board or such committee designated by the Board to administer the Plan under Section 4.

2.8   “Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 9.

2.9   “Company” means MWI Veterinary Supply, Inc., a Delaware corporation, or any successor corporation.

2.10 “Company Stock” means the Common Stock or Preferred Stock of the Company.

2.11 “Deferred Stock” means an Award made under Section 6 of the Plan to receive Company Stock at the end of a specified Deferral Period.

2.12 “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 6 of the Plan will be deferred.

2.13 “Director” means a member of either (i) the Company’s Board or (ii) the Board of Directors of one of the Company’s Subsidiaries or Affiliates, who is not an Employee of the Company or any Subsidiary.

2.14 “Disability” means, as determined by the Committee in its sole discretion, that an Employee or Director:

(a)    is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)   is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Employees or Directors, as applicable, of the Company, its Subsidiaries or Affiliates.

2.15 “Employee” means an officer or other key employee of the Company, a Subsidiary or an Affiliate including a director who is such an employee.

2.16 “Fair Market Value” means, on any given date, the closing price of a share of Company Stock on the principal national securities exchange on which the Company Stock is listed on such date or, if Company Stock was not traded on such date, on the last preceding day on which the Company Stock was traded.

2.17 “Holder” means an Employee or Director to whom an Award is made.

2.18 “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in section 422 of the Code and designated as an Incentive Stock Option.

2.19 “Initial Public Offering” means the first underwritten public offering of the Company’s Common Stock pursuant to a Registration Statement filed with the United States Securities and Exchange Commission on Form S-1, or its then equivalent.

2.20 “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.21 “Non-Qualified Option” means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

2.22 “Option” means any stock option granted from time to time under Section 8 of the Plan.

2.23 “Plan” means the MWI Veterinary Supply, Inc. 2005 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

2.24 “Preferred Stock” means the preferred stock of the Company, par value $1.00 per share, or such other class or kind of shares or other securities resulting from the application of Section 9

2.25 “Restricted Stock” means Company Stock awarded by the Committee under Section 7 of the Plan.

2.26 “Restriction Period” means the period during which Restricted Stock awarded under Section 7 of the Plan is subject to forfeiture.

2.27 “Retirement” means, in the case of an Employee, retirement from the active employment of the Company, a Subsidiary or an Affiliate pursuant to the relevant provisions of the applicable pension plan of such entity or as otherwise determined by the Board.  In the case of a Director, “Retirement” means good-faith and complete termination of the Director’s service for the Company, its Subsidiaries and Affiliates.

2.28 “Securities Act” means the Securities Act of 1933, as amended.

2.29 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.30 “Ten Percent Stockholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3.                 Eligibility

Any Employee or Director is eligible to receive an Award.

4.                 Administration and Implementation of Plan

4.1   The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees and Directors to whom Awards will be granted, in determining the type and amount of Awards to be granted to each such Holder, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with Holders.

4.2   The Committee's powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Company Stock or some combination thereof; to determine whether, to what extent and under what circumstances an Award is made hereunder; to determine whether, to what extent and under what circumstances Company Stock or cash payable with respect to an Award shall be deferred, either automatically or at the election of the Holder (including the power to add deemed earnings to any such deferral); to grant Awards (other than Incentive Stock Options) that are transferable by the Holder; and to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards.  Upon a Change in Control, the Committee may, at its discretion, (i) fully vest all Awards made under the Plan, (ii) cancel any outstanding Awards in exchange for a cash payment of an amount equal to the difference between the then Fair Market Value of the stock underlying the Award less the option or base price of the Award, (iii) after having given the Award Holder a chance to exercise any outstanding Options, terminate any or all of the Award Holder’s unexercised Options, or (iv) if the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding Awards with comparable awards.

4.3   The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable.  The Committee shall endeavor, in good faith, to avoid the application of section 409A of the Code to any Award by taking such action, including suspending the operation of any provision of this Plan or any Award, as it reasonably determines to be necessary or appropriate to that result.  No such action shall be deemed to be an amendment adverse to the Holder within the meaning of Section 12.6.  Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Holders.

4.4   The Committee may condition the grant of any Award or the lapse of any Deferral or Restriction Period (or any combination thereof) upon the Holder's achievement of a Performance Goal that is established by the Committee before the grant of the Award.  For this purpose, a “Performance Goal” shall mean a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based upon: (i) the price of Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) return on shareholder equity of the Company, (vi) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (vii) cash flow of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (viii) return on total assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (ix) return on invested capital of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (x) return on net assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xi) operating income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), or (xii) net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof).  The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.  Before granting an Award or permitting the lapse of any Deferral or Restriction Period subject to this Section, the Committee shall certify that an individual has satisfied the applicable Performance Goal.

5.                 Shares of Stock Subject to the Plan

5.1   Subject to adjustment as provided in Section 9, the total number of shares of Common Stock available for Awards under the Plan shall be the number of shares equal to twelve percent (12%) of the total number of shares of the Company’s Common Stock outstanding after the consummation of the Company’s Initial Public Offering, including after the exercise, if any, of the underwriters’ option to cover over-allotments.  The final number of shares of Common Stock available for Awards under the Plan shall be determined by resolution of the Committee or the Board subsequent to the consummation of the Company’s Initial Public Offering.

5.2   The maximum number of shares of Company Stock subject to Awards that may be granted to any Holder shall not exceed 200,000 shares during any calendar year (the “Individual Limit”).  Subject to Section 5.3, Section 9 and Section 12.6, any Award that is canceled or amended by the Committee shall count against the Individual Limit.  Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on Awards of any transaction or event described in Section 9.

5.3   Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the shares available for Awards under the Plan, or (ii) be counted against the Individual Limit.  Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.  If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

6.                 Deferred Stock

An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Company Stock at the end of a specified deferral period or periods.  Such an Award shall be subject to the following terms and conditions:

6.1   Deferred Stock Awards shall be evidenced by Deferred Stock agreements.  Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

6.2   Upon determination of the number of shares of Deferred Stock to be awarded to a Holder, the Committee shall direct that the same be credited to the Holder's account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 6.5 hereof.  Prior to issuance and delivery hereunder the Holder shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Holder's account.

6.3   No dividends shall be paid with respect to Deferred Stock.  In lieu thereof, at the end of the Deferral Period the Holder will be credited with that number of additional whole shares of Company Stock that can be purchased (based on their Fair Market Value at the end of the Deferral Period) with the sum of the dividends that would have been paid with respect to an equal number of shares of Company Stock between the grant date of such Deferred Stock and the end of the Deferral Period.

6.4   The Committee may condition the grant of an Award of Deferred Stock or the expiration of the Deferral Period upon the Holder’s achievement of one or more Performance Goal(s) specified in the Deferred Stock agreement.  If the Holder fails to achieve the specified Performance Goal(s), the Committee shall not grant the Deferred Stock Award to the Holder, or the Holder shall forfeit the Award and no Company Stock shall be transferred to him pursuant to the Deferred Stock Award.

6.5   The Deferred Stock agreement shall specify the duration of the Deferral Period taking into account termination of employment or service as a Director on account of death, Disability, Retirement or other cause.  The Deferral Period may consist of one or more installments.  At the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment credited to the account of a Holder shall be issued and delivered to the Holder (or, where appropriate, the Holder's legal representative) in accordance with the terms of the Deferred Stock agreement.  The Committee may, in its sole discretion, amend a Deferred Stock Award pursuant to Section 4.3 hereof.

7.                 Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Company Stock to the Holder, which shares are subject to forfeiture upon the happening of specified events.  Such an Award shall be subject to the following terms and conditions:

7.1   Restricted Stock shall be evidenced by Restricted Stock agreements.  Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

7.2   Upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Committee shall direct that a certificate or certificates representing the number of shares of Company Stock be issued to the Holder with the Holder designated as the registered owner.  The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

7.3   During the Restriction Period the Holder shall have the right to receive dividends from and to vote the shares of Restricted Stock.

7.4   The Committee may condition the grant of an Award of Restricted Stock or the expiration of the Restriction Period upon the Holder’s achievement of one or more Performance Goal(s) specified in the Restricted Stock Agreement.  If the Holder fails to achieve the specified Performance Goal(s), the Committee shall not grant the Restricted Stock to the Holder, or the Holder shall forfeit the Award of Restricted Stock and the Company Stock shall be forfeited to the Company.

7.5   The Restricted Stock agreement shall specify the duration of the Restriction Period and the performance, employment, service as a Director, or other conditions (including termination of employment or service as a Director on account of death, Disability, Retirement or other cause) under which the Restricted Stock may be forfeited to the Company.  At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder's legal representative).  The Committee may, in its sole discretion, amend a Restricted Stock Award pursuant to Section 4.3 hereof.

8.                 Options

Options give a Holder the right to purchase a specified number of shares of Company Stock from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non-Qualified Stock Options.  The grant of Options shall be subject to the following terms and conditions:

8.1   Option Grants:  Options shall be evidenced by Option agreements.  Such agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

8.2   Option Price:  The price per share at which Company Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Company Stock on the date of grant.  In the case of any Incentive Stock Option granted to a Ten Percent Stockholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

8.3   Term of Options:  The Option agreements shall specify when an Option may be exercisable and the terms and conditions applicable thereto.  The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder and ten years in the case of all other Incentive Stock Options).

8.4   Incentive Stock Options:  Each provision of the Plan and each Option agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in section 422 of the Code, and any provisions of the Option agreement thereof that cannot be so construed shall be disregarded.  In no event may a Holder be granted an Incentive Stock Option which does not comply with such grant and vesting limitations as may be prescribed by section 422(b) of the Code.  Incentive Stock Options may not be granted to Directors or employees of Affiliates.

8.5   Restrictions on Transferability:  No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder.  Upon the death of a Holder, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section 8.

8.6   Payment of Option Price:  The option price of the shares of Company Stock upon the exercise of an Option shall be paid: (i) in full in cash at the time of the exercise or, (ii) with the consent of the Committee, in whole or in part in Company Stock held by the Holder for at least six months valued at Fair Market Value on the date of exercise.  With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock which has been held by the

Holder for at least six months (based on the fair market value of the Restricted Stock on the date the Option is exercised, as determined by the Committee).  In such case the Company Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor.

8.7   Termination by Death:  If a Holder's employment by or service as a Director of the Company, a Subsidiary or Affiliate terminates by reason of death, any Option granted to such Holder may thereafter be exercised (to the extent such Option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant) by, where appropriate, the Holder's transferee or by the Holder's legal representative, for a period of 12 months from the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

8.8   Termination by Reason of Disability:  If a Holder's employment by or service as a Director of the Company, a Subsidiary or Affiliate terminates by reason of Disability, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder's transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 24 months or such shorter term as determined by the Committee (12 months in the case of an Incentive Stock Option) from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter.

8.9   Termination by Reason of  Retirement:  If a Holder's employment by or service as a Director of the Company, a Subsidiary or Affiliate terminates by reason of Retirement, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder's transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 5 years or such shorter term as determined by the Committee (12 months in the case of an Incentive Stock Option) from the date of such termination of employment or service as a Director or until the expiration of the stated term of the Option, whichever period is shorter.  Notwithstanding the foregoing, if, and to the extent, required by section 409A of the Code in the case of a Specified Employee, as defined in section 409A(a)(2)(B) of the Code, any unexercised Option shall not be exercised earlier than six months after the date of retirement.

8.10 Termination Not for Cause:  If a Holder's employment by or service as a Director of the Company, a Subsidiary or Affiliate is terminated by the Company, the Subsidiary or Affiliate not for Cause, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 60 days or such shorter term as determined by the Committee from the date of such termination of employment or service as a Director or until the expiration of the stated term of the Option, whichever period is shorter.  Notwithstanding the foregoing, and to the extent required by section 409A of the Code in the case of a Specified Employee, as defined in section 409A(a)(2)(B) of the Code, any unexercised Option shall not be exercised earlier than six months after the date of termination not for cause.

8.11 Termination for Cause or Other Reason:  If a Holder’s employment by or service as a Director of the Company, a Subsidiary or Affiliate is terminated by the Company, the Subsidiary or Affiliate for Cause, or otherwise terminates for any reason not specified in this Section 8 (including a voluntary termination), all unexercised Options awarded to the Holder shall terminate on the date of such termination.

9.                 Adjustments upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Company Stock, or any distribution to stockholders other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate.  No fractional shares of Company Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Holder.

10.          Effective Date, Termination and Amendment

The Plan originally became effective on August 3, 2005, the date the Company’s Common Stock was first listed on the Nasdaq Stock Market.  The changes made by this Amendment and Restatement are effective on July 24, 2006, the date this Amendment and Restatement was approved by the Board, provided that any Awards granted under the Plan to Directors shall not vest and any restrictions applicable thereto shall not expire or lapse until this Amendment and Restatement shall have been approved by the Company’s stockholders in accordance with the rules of the NASDAQ Stock Market and applicable law.  The Plan shall remain in full force and effect until the earlier of ten years from the date of its adoption by the Board, or the date it is terminated by the Board.  The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval which shall (i) increase (except as provided in Section 9) the total number of shares available for issuance pursuant to the Plan; (ii) change the class of Employees or Directors eligible to be Holders; (iii) modify the Individual Limit (except as provided Section 9) or the categories of Performance Goals set forth in Section 4.4; or (iv) change the provisions of this Section 10.  Termination of the Plan pursuant to this Section 10 shall not affect Awards outstanding under the Plan at the time of termination.

11.          Transferability

Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited.  The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Holder during his lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Holder.  The transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder.

12.          General Provisions

12.1 Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee or Director any right to continued employment by or service as a Director of the Company, a Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the employment or service as a Director of any Holder at any time.

12.2 For purposes of this Plan, transfer of employment or service as a Director between the company and its Subsidiaries and Affiliates shall not be deemed termination of employment or service as a Director.

12.3 Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Company Stock pursuant to this Plan.  Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes.  In the case of the payment of Awards in the form of Company Stock, or the exercise of Options, the Company shall, at the election of the Holder, have the right to retain the number of shares of Company Stock whose Fair Market Value equals the amount legally required to be withheld in satisfaction of the applicable withholding taxes.  Agreements evidencing such Awards shall contain appropriate provisions to effect withholding in this manner.

12.4 Without amending the Plan, Awards may be granted to Employees or Directors who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the committee, be necessary or desirable to further the purpose of the Plan.

12.5 To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware and construed accordingly.

12.6 The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, except as provided in Section 9, no Award may be repriced, replaced, regranted through cancellation, or modified without stockholder approval.  The Committee may amend Awards without the consent of the Holder, except in the case of amendments adverse to the Holder, in which case the Holder's consent is required to any such amendment.

MWI VETERINARY SUPPLY, INC.

Annual Meeting of Stockholders

February 7, 2007

10 a.m. MST

Boise Centre On-The-Grove

850 W. Front Street

Boise, Idaho 83702

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 7, 2007.

Please mark, sign, date and return this proxy promptly in the enclosed envelope or return to MWI Veterinary Supply, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

By signing the proxy, you revoke all prior proxies and appoint James F. Cleary, Jr. and Mary Patricia B. Thompson, each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

(See reverse side.)

Proposal #1: Election of
Directors:		☐	FOR all nominees listed at left

01	Keith E. Alessi	☐	WITHHOLD AUTHORITY to vote for all nominees listed at left
02	Bruce C. Bruckmann
03	James F. Cleary, Jr.	☐	For All Except – To withhold a vote for a specific nominee, mark this box with an
04	John F. McNamara		X and the appropriately numbered box below that corresponds to the nominee list at
05	A. Craig Olson		left
06	Robert N. Rebholtz, Jr.
07	William J. Robison	☐	01 ☐ 02 ☐ 03 ☐ 04 ☐ 05 ☐ 06 ☐ 07

Proposal #2: Ratification of Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm	☐ For	☐ Against	☐ Abstain

Proposal #3: Approval of Amendment to the Company’s 2005 Stock-Based Incentive Compensation Plan to Permit Non-employee Directors to Participate and Receive Awards	☐ For	☐ Against	☐ Abstain

Proposal #4: Approval of the Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares	☐ For	☐ Against	☐ Abstain

Signature(s)	Date

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Address Change:	☐ Yes	☐ No
New Address: